Exhibit 99.1

OPTICAL CABLE CORPORATION 5290 Concourse Drive Roanoke, VA 24019 (Nasdaq GM: OCC) www.occfiber.com

AT THE COMPANY:

Neil Wilkin	Tracy Smith
Chairman, President & CEO	Senior Vice President & CFO
(540) 265-0690	(540) 265-0690
investorrelations@occfiber.com	investorrelations@occfiber.com

AT JOELE FRANK, WILKINSON BRIMMER KATCHER:

Aaron Palash	Spencer Hoffman
(212) 355-4449 ext. 8603	(212) 355-4449 ext. 8928
occ-jfwbk@joelefrank.com	occ-jfwbk@joelefrank.com

FOR IMMEDIATE RELEASE

OPTICAL CABLE CORPORATION REPORTS

FIRST QUARTER OF 2023 FINANCIAL RESULTS

Increases of 26.6% in Net Sales and 61.2% in Gross Profit Achieved

Roanoke, Va., March 13, 2023 — Optical Cable Corporation (Nasdaq GM: OCC) (“OCC®” or the “Company”) today announced financial results for its first quarter ended January 31, 2023.

First Quarter 2023 Financial Results

Consolidated net sales for the first quarter of fiscal year 2023 increased 26.6% to $18.3 million, compared to net sales of $14.4 million for the same period last year, with increased net sales in the Company’s enterprise and specialty markets, as well as the wireless carrier market.

The increase in net sales reflects increased product demand and increased production throughput during the first quarter of fiscal year 2023, compared to the same period last year, as well as improved product pricing that began to take effect for new orders received during the latter half of fiscal year 2022.

Gross profit increased 61.2% to $6.5 million in the first quarter of fiscal year 2023, compared to gross profit of $4.0 million for the same period last year. Gross profit margin, or gross profit as a percentage of net sales, increased to 35.7% in the first quarter of fiscal year 2023 compared to 28.0% in the first quarter of fiscal year 2022.

SG&A expenses increased to $5.5 million during the first quarter of fiscal year 2023 and were 29.8% of consolidated net sales, compared to $4.8 million for the first quarter of fiscal year 2022 and 33.1% of consolidated net sales. The increase in SG&A expenses was primarily the result of net increases in employee and contracted sales personnel related costs.

Optical Cable Corp. – First Quarter 2023 Earnings Release

For the first quarter of fiscal year 2023, OCC recorded net income of $810,000, or $0.10 per basic and diluted share, compared to a net loss of $936,000, or $0.12 per basic and diluted share, for the first quarter of fiscal year 2022.

Management's Comments

Neil Wilkin, President and Chief Executive Officer of OCC, said, “We are pleased to report a strong start to fiscal year 2023, as the OCC team continues to build on our momentum and successfully execute our growth strategies. During the first quarter of fiscal year 2023, we achieved significant growth in net sales, gross profit, gross profit margin, and bottom line results, while our sales order backlog/forward load continued to be higher than typical levels. Our results reflect our success executing our growth strategies and operating efficiently. They also demonstrate the strong demand for our products across our markets and the strength of our operating leverage. We remain well-positioned in our target markets, and are confident in OCC’s ability to drive further shareholder value creation.”

Conference Call Information

As previously announced, OCC will host a conference call today, March 13, 2023, at 10:00 a.m. Eastern Time. Individuals wishing to participate in the conference call should call (800) 274-8461 in the U.S. or (203) 518-9708 internationally, Conference ID: OCCQ123. For interested individuals unable to join the call, a replay will be available through Monday, March 20, 2023 by dialing (800) 839-8707 or (402) 220-6076. The call will also be broadcast live over the internet and can be accessed by visiting the investor relations section of the Company’s website at www.occfiber.com.

Company Information

Optical Cable Corporation (“OCC®”) is a leading manufacturer of a broad range of fiber optic and copper data communication cabling and connectivity solutions primarily for the enterprise market and various harsh environment and specialty markets (collectively, the non-carrier markets) and also the wireless carrier market, offering integrated suites of high-quality products which operate as a system solution or seamlessly integrate with other components.

OCC® is internationally recognized for pioneering innovative fiber optic and copper communications technologies, including fiber optic cable designs for the most demanding environments and applications, copper connectivity designs to meet the highest data communication industry standards, as well as a broad product offering built on the evolution of these fundamental technologies.

OCC uses its expertise to deliver cabling and connectivity products and integrated solutions that are best suited to the performance requirements of each end-user’s application. And OCC’s solutions offerings cover a broad range of applications—from commercial, enterprise network, datacenter, residential and campus installations to customized products for specialty applications and harsh environments, including military, industrial, mining, petrochemical and broadcast applications, as well as for the wireless carrier market.

Optical Cable Corp. – First Quarter 2023 Earnings Release

Founded in 1983, OCC is headquartered in Roanoke, Virginia with offices, manufacturing and warehouse facilities located in Roanoke, Virginia, near Asheville, North Carolina and near Dallas, Texas. OCC’s facilities are ISO 9001:2015 registered and its Roanoke and Dallas facilities are MIL-STD-790G certified.

Optical Cable Corporation™, OCC®, Procyon®, Superior Modular Products™, SMP Data Communications™, Applied Optical Systems™, and associated logos are trademarks of Optical Cable Corporation.

Further information about OCC® is available at www.occfiber.com.

FORWARD-LOOKING INFORMATION

This news release by Optical Cable Corporation and its subsidiaries (collectively, the “Company” or “OCC”) may contain certain forward-looking information within the meaning of the federal securities laws. The forward-looking information may include, among other information, (i) statements concerning our outlook for the future, (ii) statements of belief, anticipation or expectation, (iii) future plans, strategies or anticipated events, and (iv) similar information and statements concerning matters that are not historical facts. Such forward-looking information is subject to known and unknown variables, uncertainties, contingencies and risks that may cause actual events or results to differ materially from our expectations, and such known and unknown variables, uncertainties, contingencies and risks may also adversely affect Optical Cable Corporation and its subsidiaries, the Company’s future results of operations and future financial condition, and/or the future equity value of the Company. A partial list of such variables, uncertainties, contingencies and risks that could cause or contribute to such differences from our expectations or that could otherwise adversely affect Optical Cable Corporation and its subsidiaries is set forth in Optical Cable Corporation’s quarterly and annual reports filed with the Securities and Exchange Commission (“SEC”) under the heading “Forward-Looking Information.” OCC’s quarterly and annual reports are available to the public on the SEC’s website at http://www.sec.gov. In providing forward-looking information, the Company expressly disclaims any obligation to update this information, whether as a result of new information, future events or otherwise except as required by applicable laws and regulations.

(Financial Tables Follow)

Optical Cable Corp. – First Quarter 2023 Earnings Release

OPTICAL CABLE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(thousands, except per share data)

(unaudited)

	Three Months Ended January 31,
	2023	2022

Net sales	$18,284	$14,440
Cost of goods sold	11,763	10,394

Gross profit	6,521	4,046

SG&A expenses	5,455	4,780
Royalty expense, net	7	7
Amortization of intangible assets	13	12

Income (loss) from operations	1,046	(753)

Interest expense, net	(271)	(158)
Other, net	67	(12)
Other expense, net	(204)	(170)

Income (loss) before income taxes	842	(923)

Income tax expense	32	13

Net income (loss)	$810	$(936)

Net income (loss) per share:
Basic and diluted	$0.10	$(0.12)

Weighted average shares outstanding:
Basic and diluted	7,893	7,511

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Optical Cable Corp. – First Quarter 2023 Earnings Release

OPTICAL CABLE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(thousands)

(unaudited)

	January 31, 2023	October 31, 2022
Cash	$186	$216
Trade accounts receivable, net	9,911	10,964
Inventories	22,261	19,439
Other current assets	751	577
Total current assets	33,109	31,196
Non-current assets	9,392	9,362
Total assets	$42,501	$40,558

Current liabilities	$7,714	$7,483
Non-current liabilities	11,783	10,915
Total liabilities	19,497	18,398
Total shareholders’ equity	23,004	22,160
Total liabilities and shareholders’ equity	$42,501	$40,558

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